UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-31193

Date of Report: September 11, 2009

EASTERN ENVIRONMENT SOLUTIONS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	16-1583162
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Harbin Dongdazhi Street 165, Harbin, P.R. China	150001
(Address of principal executive offices)	(Zip Code)

86-451-5394-8666
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2009 Wang Yun resigned from his positions as a member of the Board of Directors and Chief Executive Officer of Eastern Environment Solutions, Corp.  On the same date, the Board of Directors elected Feng Yan to fill the vacancy on the Board of Directors and to serve as Chairman and Chief Executive Officer of Eastern Environment Solutions, Corp.  Information about Ms. Feng follows:

Feng Yan has been employed as President of Harbin Yifeng Group Co., Ltd. since 1999.  Harbin Yifeng Group Co. is engaged in a wide variety of businesses, including the distribution of construction materials, chemical products, hardware, groceries, auto parts and agricultural products.  Since 2002 Ms. Feng has also served as a Director of Harbin Binjiang Freightage Market Co., Ltd., a property manager.  And since 2003 she has also served as a Director of Harbin Tianli Real Estate Development Co., Ltd., which is engaged in real estate development and the distribution of construction materials, chemical products and books.  Since 1997 Ms. Feng has also served as Director of the Harbin Tianli Taxi Co., Ltd., which operates a taxi service in Harbin.  In 1999 Ms. Feng earned a Bachelor’s Degree with a concentration in Accounting from the Harbin Committee School of the CCP.  Currently she is pursuing a Masters in Business Administration at the Guanghua School of Management at Peking University.  Feng Yan is 47 years old.

At the same time as the transfer of office, Wang Yun transferred to Feng Yan 6,278,000 shares of common stock of Eastern Environment Solutions, Corp., representing 42% of the outstanding shares.  The transfer was made without consideration to Wang Yun.  Feng Yan is the spouse of Wang Yun.

Feng Yan has an employment agreement dated September 11, 2009 with Harbin Yifeng Eco-Environment Co., Ltd., the subsidiary of Eastern Environment Solutions, Corp.  The agreement provides that she will serve as President for a term ending on September 10, 2011.  Harbin Yifeng Eco-Environment will pay her a salary of at least 3800 Renminbi (approximately $556) per month.  Ms. Feng will continue to perform services for the four employers identified above while serving as President of Eastern Environment Solutions, Corp.

Item 9.01	Financial Statements and Exhibits

Exhibits

10-a	Employment Agreement dated September 11, 2009 between Harbin Yifeng Eco-Environment Co., Ltd. and Feng Yan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENVIRONMENT SOLUTIONS, CORP.
Dated: September 17, 2009	By:	/s/ Feng Yan
Feng Yan, Chief Executive Officer